UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2019

Arvinas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 535-1456

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events

On October 23, 2019, Arvinas, Inc. (the “Company”) issued a press release announcing a platform update that includes initial safety, tolerability and pharmacokinetic data from its ongoing Phase 1 clinical trial of ARV-110 in patients with metastatic castration-resistant prostate cancer (mCRPC) and its ongoing Phase 1 clinical trial of ARV-471 in patients with locally advanced or metastatic estrogen receptor positive (ER+) / human epidermal growth factor receptor-2 negative (HER2-) breast cancer. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company will present the initial data from the Phase 1 clinical trials at the 2nd Targeted Protein Degradation Summit on October 23, 2019. The presentation containing the initial data from the Phase 1 clinical trials is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release, dated October 23, 2019.

99.2	Company presentation, dated October 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: October 23, 2019	By:	/s/ Sean Cassidy
Sean Cassidy
Chief Financial Officer

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